SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                April 26, 2004
                       ----------------------------------
                       (Date of earliest event reported)


                        Tumbleweed Communications Corp.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                      000-26223                94-3336053
-------------------------------------------------------------------------------
  (State of Incorporation)        (Commission File No.)      (IRS Employer
                                                            Identification No.)


                               700 SAGINAW DRIVE
                        REDWOOD CITY, CALIFORNIA 94063
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (650) 216-2000
             -----------------------------------------------------
             (Registrant's telephone number, including area code)


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  EXHIBITS

         99.1 Press Release of Registrant, dated April 26, 2004, entitled "Tumbleweed Announces Executive Changes and Promotions."

         99.2 Press Release of Registrant, dated April 26, 2004, entitled "Tumbleweed Announces Results for First Quarter of 2004."


ITEM 9.  REGULATION FD DISCLOSURE

         On April 26, 2004, Tumbleweed Communications Corp., a Delaware corporation ("Registrant"), announced executive management changes and promotions. A copy of the press release is furnished as exhibit 99.1 hereto and is incorporated by reference.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On April 26, 2004, Registrant announced its financial results for the fiscal quarter ended March 31, 2004 and forward-looking statements relating to the second quarter of fiscal year 2004. The press release provides non-GAAP pro forma consolidated comparative income statements of operations comparing the three month and nine month periods ended March 31, 2004 and March 31, 2003. The press release also provides non-GAAP pro forma consolidated balance sheets comparing March 31, 2004 and December 31, 2003. A copy of the press release is furnished as exhibit 99.2 hereto.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                                Tumbleweed Communications Corp.


                                                By: /s/ Eric Schlezinger
                                                   ---------------------------
                                                Name:   Eric Schlezinger
                                                Title:  Assistant Secretary
Date:  April 26, 2004

                                 EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

    99.1 Press Release of Registrant, dated April 26, 2004, entitled "Tumbleweed Announces Executive Changes and Promotions."

    99.2 Press Release of Registrant, dated April 26, 2004, entitled "Tumbleweed Announces Results for First Quarter of 2004."

EXHIBIT 99.1 - PRESS RELEASE

                  Tumbleweed Announces Executive Changes and

                                  Promotions

Redwood City, CA - April 26, 2004 - Tumbleweed(R) Communications Corp. (Nasdaq:TMWD - News) today announced executive management changes and promotions.

Tumbleweed announced that John Vigouroux will resign from his role as President and Chief Operating Officer of Tumbleweed, effective April 30, 2004. "John's leadership, both as President and COO at Tumbleweed and previously as CEO at Valicert, has been central in the success of integrating Valicert and Tumbleweed," said Jeffrey C. Smith, Chairman and CEO. "We thank John for his dedication and commitment to Tumbleweed, and we wish him well as he pursues new endeavors." Mr. Smith has assumed Mr. Vigouroux's responsibilities.

Tumbleweed also announced the promotion of several key executives. "These management team members are proven leaders who have been instrumental in expanding Tumbleweed's position in a highly competitive marketplace," said Jeffrey C. Smith. "They have each played a significant role in growing our business through applying their talent, energy, and keen understanding of our customers. Through their leadership, we've expanded our products, mindshare, and long-term potential."

Dave Jevans is promoted to Chief Marketing Officer, reporting to CEO Jeffrey
C. Smith. Since joining the company in connection with the Valicert merger in June 2003, Dave has served as Senior Vice President, Marketing. Before joining Valicert in 1999, Dave served in management positions at Receipt.com, Catapult Entertainment, and Apple Computer. Dave also serves as the Chairman of the Anti-Phishing Working Group, a public and industry resource for information about the problem of phishing and email fraud, including identification and promotion of pragmatic technical solutions that can provide immediate protection and benefits against phishing attacks. Mr. Jevans holds a B.S. and an M.S. in computer science from the University of Calgary, Canada.

John Thielens is promoted to Chief Technology Officer, reporting to CMO Dave Jevans. Since the Valicert merger in June 2003, John has served as Director of Product Management for the SecureTransport product line, following seven years in Professional Services management for both Valicert and Worldtalk Communications Corporation, which Tumbleweed acquired in January of 2000. John's earlier experience includes more than ten years in software development with Unisys and Lotus. Mr. Thielens holds an A.B. in applied mathematics from Harvard University. He replaces Jean-Christophe Bandini, who remains with the company but is stepping down to take a personal and unpaid leave of absence.

Tim Conley is promoted to Senior Vice President, Finance and Chief Financial Officer. Since July 2003, shortly after joining Tumbleweed in connection with the Valicert merger, Tim has served at Vice President, Finance, and Chief Financial Officer of Tumbleweed, reporting to CEO Jeffrey C. Smith. He has over twenty years of CFO experience, including three years as CFO and Vice President of Finance of Valicert, Inc. Previously, Tim served as the CFO of Longboard, Inc., a provider of telecommunications systems; Logicvision, a provider of intellectual property for use in the design and testing of semiconductor devices; and Verilink Corporation, a manufacturer of network access equipment. Mr. Conley holds a B.S. in business administration from Wisconsin State University and is a certified public accountant.

Joe Fisher is promoted to Vice President, Product Management, reporting to CEO Jeffrey C. Smith. Joe has been a senior product manager at Tumbleweed since 1999, managing the company's successful email firewall product line. Prior to Tumbleweed, Joe spent 4 years and Schlumberger/CellNet where he managed an extensive line of state-of-the-art wireless network communication devices. Joe has held senior product positions at Furukawa Electric and IBM. Mr. Fisher holds a B.S. in electrical engineering and an M.B.A. in finance and marketing from Santa Clara University.

Ehren Maedge is promoted to Vice President, Operations, reporting to CFO Tim Conley. Ehren was the Vice President, Operations and a co-founder of Corvigo, Inc., and joined Tumbleweed in connection with the Corvigo merger in March 2004. Prior to Corvigo, Ehren was CEO of a Radiate, Inc. Mr. Maedge holds a B.A. in mass communications from St. Ambrose University.

Jeff Ready is promoted to Vice President, Marketing, reporting to CMO Dave Jevans. Jeff was the CEO and a co-founder of Corvigo, Inc. and joined Tumbleweed in connection with the Corvigo merger in March 2004. Prior to Corvigo, Jeff was Vice President of Marketing and COO of Radiate, Inc.
Mr. Ready holds a B.S. degree in computer science from the Rose-Hulman Institute of Technology.

About Tumbleweed Communications Corp.

Tumbleweed is a leading provider of secure Internet messaging software and appliances for enterprises and government agencies. By making Internet communications secure, reliable and automated, Tumbleweed's anti-spam email firewall, secure file transfer, secure email, and identity validation solutions help customers significantly reduce the cost of doing business. Tumbleweed products are used to communicate with millions of end-users and tens of thousands of corporations. Tumbleweed has more than 900 enterprise customers, including ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, and the US Navy and Marine Corps. Tumbleweed Communications was founded in 1993 and is headquartered in Redwood City, California. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

SAFE HARBOR STATEMENT

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's executives and leadership in its market, as well as its products, services, and future success. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 15, 2004.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents the Company's expectations only as of the date of this release and should not be viewed as a statement about the Company's expectations after such date. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

EXHIBIT 99.2 - PRESS RELEASE

            Tumbleweed Announces Results for First Quarter of 2004

        Revenue Increases 75%; Operations Generate $1.5 Million of Cash

REDWOOD CITY, CA - April 26, 2004 - Tumbleweed(R) Communications Corp. (Nasdaq: TMWD), a leading provider of Secure Internet Messaging products for enterprises and government agencies, today reported results for the first quarter ended March 31, 2004.

Financial Results

Tumbleweed reported Q1-04 revenue of $10.1 million, up 75% from $5.8 million in Q1-03; a net loss of $531,000, compared to a net loss $2.5 million in Q1-03; and pro forma net income, which excludes certain items as described below, of $134,000, compared to a pro forma net loss of $2.4 million in Q1-03.

Net loss per share was $(0.01). Pro forma net income per share was $0.00. Cash balances were $23.4 million as of March 31, 2004, a decrease of $2.0 million from December 31, 2003 reflecting the net cash payment of approximately $3.3 million related to the acquisition of Corvigo, Inc.

"We are pleased to report another quarter of revenue growth and positive cash-flow from operations," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "The first quarter was eventful for us as we further enhanced our suite of secure messaging products with the addition of a Linux-based anti-spam appliance due to the Corvigo acquisition. We believe we are increasingly well positioned in the Secure Internet Messaging market and we are optimistic about our growth opportunities for the remainder of the year."

"The financial results for the first quarter were consistent with our stated goals for revenue, operating results, cash, and earnings per share," said Tim Conley, Chief Financial Officer of Tumbleweed. "Operations produced positive cash flow of $1.5 million in the quarter, our accounts receivable collection improved to result in 75 days sales outstanding, and deferred revenue increased $900,000."

New Customer Wins

In the first quarter, Tumbleweed signed 300 customer contracts including 55 with new customers. Additionally, more than 100 customers entered into contracts for repeat business, exclusive of maintenance renewals that were also strong. Tumbleweed now has over 900 enterprise customers.

Reflecting the company's continued focus on high-growth markets, revenue contribution of Tumbleweed's core email security and anti-spam products increased as a percentage of overall revenue versus the fourth quarter of 2003.

Financial Services
------------------

Several leading financial institutions did business with Tumbleweed in the quarter, including American Express Business Services, Northern Trust, Imperial Capital Bank, Premier West Bank, Banco Comercial Portuguese and Star One Credit Union.

Healthcare and Pharmaceuticals
------------------------------

During the first quarter, Tumbleweed expanded its business in the healthcare market, including licenses with Merck & Co., UCSF Medical Center, Highmark Inc., Manor Care Inc., Health Net, Aventis Pharmaceutical, Harriman Jones Medical Group, Medical Center of Central Georgia, Quintiles Transnational and ImClone Systems.

Other Industries
----------------

Tumbleweed expanded its business in other industries during the quarter, signing significant contracts with IBM, ADP, the United States Marine Corps, the United States Department of Energy, the College Board, John Marshall Law School, Delco Remy, Magazine Publishers of America, SureWest Communications, PaperPak USA, the State of Iowa Dept of Human Services, SAIC, NTT Information Sharing, BACS, and the Executive Office of the President of the United States.

Corvigo Acquisition

On March 18th, Tumbleweed acquired Corvigo, the best-of-breed Linux-based anti-spam appliance vendor, headquartered in Palo Alto, California. Corvigo's MailGate product is a secure Linux-based appliance that, according to InfoWorld magazine, offers industry-leading spam capture along with ease-of-use. Corvigo also brings to Tumbleweed an established network of resellers to address the small and mid-tier market demand for anti-spam solutions.

Expanding Distribution

Tumbleweed's channel of Value Added Resellers is picking up momentum. Already twenty-five strong, Tumbleweed announced plans to significantly expand its reseller program and continue to attract the top security experts and distributors.

"Our reseller channel is strategic to our business," said Jeffrey C. Smith. "We are investing significant marketing and sales resources in 2004 to grow our distribution capability."

In the quarter, Tumbleweed expanded its global presence by acquiring its European distributor, Incubator. This brings Tumbleweed a strong European presence for both sales and support of Tumbleweed products.

Market Trends and Product News

Demand for anti-spam solutions continues to be strong, particularly in small and mid-tier enterprises. The acquisition of Corvigo gives Tumbleweed a "best-of-breed" anti-spam appliance product family at a price-point and ease-of-use that is ideal for the small and mid-tier market.

With the addition of the Corvigo MailGate appliance, Tumbleweed can now offer the enterprise a two-tier defense against Email threats. By combining the MailGate appliance with the Email Firewall, Tumbleweed now offers enterprises the most complete and effective multi-tier email security suite on the market.

Email "phishing" fraud continues to be a growing problem. Tumbleweed's Message Protection Lab has found that phishing attacks on the Internet are growing at a rate of 40% to 50% every month.

Tumbleweed shipped the Tumbleweed Email Authentication Engine in March, allowing enterprises to have a turn-key defense against phishing attacks and email fraud.

"Email Authentication is the long-term solution to a myriad of email security threats, including spam, phishing attacks, and even viruses," said John Thielens, Chief Technology Officer, Tumbleweed. "The Email Authentication Engine gives customers a simple, turn-key defense against all such threats, while providing support for all leading Email authentication standards including SPF and S/MIME."

Patents

Tumbleweed settled the lawsuit it brought against Ticketmaster and entered into four new patent license agreements in the first quarter, which brought the total of Tumbleweed patent licensees to eighteen.

In addition the company acquired from Entrust U.S. Patent No. 6,393,568, titled "Encryption and Decryption System and Method with Content Analysis Provision."

"We continue to focus our patent enforcement strategy on business competitors," said Bernard J. "Barney" Cassidy, General Counsel of Tumbleweed.

Tumbleweed Outlook for the Second Quarter of 2004

     o Tumbleweed currently estimates that revenues in the second quarter of 2004 will be between $10.5 million and $11.5 million.

     o The pro forma loss for the second quarter of 2004, is currently expected to range from $1.1 million to $1.9 million, or $(0.02) to $(0.04) per share. Per share amounts are based on 48.0 million shares.

     o GAAP net loss is currently expected to be approximately $3.2 million to $4.0 million, or $(0.07) to $(0.08) per share. GAAP net loss includes merger related and other costs of approximately $900,000 and the amortization of intangibles and stock compensation of approximately $1.2 million.

     o Cash balances are expected to remain in excess of $20 million at the end of the second quarter.

"As previously announced, we expect the Corvigo merger to be accretive in the back-half of the year," said Tim Conley. "In Q2 we will focus on integrating the businesses and investing in our distribution capabilities."

Conference Call Information

Tumbleweed will host a conference call with the investment community at 2:00 PM PDT/5:00 PM EDT today to discuss these results. The call can be accessed by dialing (800) 267-9517 and giving the conference name, "Tumbleweed." This call will be made available to all interested parties via a live webcast on Tumbleweed's website at www.tumbleweed.com, under Company heading, Investor Relations. A replay of the conference call will be available on the Tumbleweed website, www.tumbleweed.com, or by telephone commencing two hours after the call and for the following five business days by dialing (800) 642-1687 and entering the following reservation number: 6655675.

Pro Forma Information

The pro forma financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes merger-related and other costs, amortization of intangible assets and stock-based compensation. Management believes that the presentation of non-GAAP pro forma information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this pro forma information, along with GAAP information, in evaluating Tumbleweed's expenses. The pro forma operating results are presented for supplemental informational purposes only for understanding Tumbleweed's operating results. The pro forma results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies. A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is provided in the attached financial statements.

About Tumbleweed Communications Corp.

Tumbleweed is a leading provider of secure Internet communication software and appliances for enterprises and government agencies. By making Internet communications secure, reliable and automated, Tumbleweed's anti-spam email firewall, secure file transfer, secure email, and identity validation solutions help customers significantly reduce the cost of doing business. Tumbleweed products are used to communicate with millions of end-users and tens of thousands of corporations. Tumbleweed has more than 900 enterprise customers, including ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), Society for Worldwide Interbank Financial Telecommunication (SWIFT), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, and the US Navy and Marine Corps. Tumbleweed Communications was founded in 1993 and is headquartered in Redwood City, California. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook and projections, including revenue, loss and cash balances for the second quarter and for pro forma profitability and GAAP net loss thereafter. Tumbleweed's markets and leadership in those markets, as well as its products, services, and future success. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 15, 2004.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents the Company's expectations only as of the date of this release and should not be viewed as a statement about the Company's expectations after such date. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

                                     # # #

For further information, please contact:

MKR Group LLC                                    Tim Conley
Charles Messman, Todd Kehrli                     VP Finance & CFO
626-395-9500                                     650-216-2066
                                                 tim.conley@tumbleweed.com



                         Tumbleweed Communications Corp.
                      Condensed Consolidated Balance Sheets
                              March 31, 2004
                                    (in 000s)

                                                                               3/31/2004
                                  ASSETS                                      (unaudited)         12/31/2003
                                                                           ------------------  -----------------
CURRENT ASSETS
  Cash and cash equivalents                                                        $  23,361          $  25,351
  Accounts receivable, net                                                             8,300             10,039
  Other current assets                                                                 1,332              1,068
                                                                           ------------------  -----------------

     TOTAL CURRENT ASSETS                                                             32,993             36,458
                                                                           ------------------  -----------------
Goodwill                                                                              50,614            13,308
Intangible assets, net                                                                10,008             4,392
Property and equipment, net                                                            1,746              1,648
Other assets                                                                             772                540
                                                                           ------------------  -----------------

                                                                                   $  96,133          $  56,346
                TOTAL ASSETS                                               ==================  =================


                           LIABILITIES & EQUITY
CURRENT LIABILITIES                                                                 $    886           $    250
  Accounts payable
  Current installments of long-term debt                                                 267                267
  Accrued liabilities                                                                  6,346              6,791
  Accrued merger-related and other costs                                               1,114                485
  Deferred revenue                                                                    12,976             11,808
                                                                           ------------------  -----------------

     TOTAL CURRENT LIABILITIES                                                        21,589             19,601
                                                                           ------------------  -----------------
LONG TERM LIABILITIES
  Long-term debt, excluding current installments                                         400                467
  Accrued merger-related and other costs, excluding current portion                      465                540
  Deferred revenue, excluding current portion                                          2,721              2,984
  Other long term liabilities                                                            159                159
                                                                           ------------------  -----------------

     TOTAL LONG TERM LIABILITIES                                                        3,745              4,150
                                                                           ------------------  -----------------

     TOTAL LIABILITIES                                                                25,334             23,751
                                                                           ------------------  -----------------
STOCKHOLDERS' EQUITY
  Common stock                                                                            48                 43
  Additional paid-in capital                                                         353,595           313,532
  Treasury stock
  Treasury stock                                                                        (796)              (796)
  Deferred stock compensation expense                                                 (1,616)              (302)
  Accumulated other comprehensive loss                                                  (601)              (585)
  Accumulated deficit                                                               (279,831)          (279,297)
                                                                           ------------------  -----------------

     TOTAL STOCKHOLDERS' EQUITY                                                       70,799            32,595
                                                                           ------------------  -----------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $  96,133          $  56,346
                                                                           ==================  =================




                      Tumbleweed Communications Corp.
                 Consolidated Comparative Income Statements
                               March 31, 2004
                      (in 000s, except per share data)


                                                                                     Three Months Ended
                                                                                         March 31,
                                                                                       (unaudited)
                                                                             -------------------------------
                                                                                  2004            2003
                                                                             ---------------  --------------
 REVENUES
  Product revenue                                                                  $  3,973        $  2,629
  Service revenue                                                                     5,582           2,871
  Intellectual property and other revenue                                               570             281
                                                                             ---------------  --------------

   NET REVENUE                                                                       10,125           5,781

 COSTS OF REVENUES
 Cost of product and service revenue                                                  1,224           1,413
 Amortization of intangible assets                                                      244               -
                                                                             ---------------  --------------

 COST OF REVENUES                                                                     1,468           1,413
                                                                             ---------------  --------------

 GROSS PROFIT                                                                         8,657           4,368
 OPERATING EXPENSES
  Research & Development                                                              2,913           1,963
  Sales & Marketing                                                                   4,708           3,441
  General & Administrative                                                            1,322           1,422
  Stock-based compensation                                                               82              34
  Amortization of intangible assets                                                     339               -
                                                                              ---------------  --------------

 TOTAL OPERATING EXPENSES                                                             9,364           6,860
                                                                              ---------------  --------------

 OPERATING LOSS                                                                        (707)         (2,492)
 Other Income, net                                                                      171              14
                                                                              ---------------  --------------

 NET LOSS BEFORE TAXES                                                                 (536)         (2,478)
  Provision for income taxes                                                             (5)              4
                                                                              ---------------  --------------
 NET LOSS                                                                         $    (531)      $  (2,482)
                                                                             ===============  ==============

Shares Used in Computing Basic and Diluted Net Loss per Share                        43,254          30,494

BASIC AND DILUTED NET LOSS PER SHARE                                              $   (0.01)       $  (0.08)
                                                                             ===============  ==============

Reconciliation to Pro Forma Net Income (Loss)                                     $    (531)      $  (2,482)
NET LOSS
  Stock-based compensation                                                               82              34

  Amortization of intangible assets                                                     583               -
                                                                             ---------------  --------------

PRO FORMA NET INCOME (LOSS)                                                         $   134       $  (2,448)
                                                                             ===============  ==============

Shares Used in Computing Basic Pro Forma Net Income (Loss) per Share                 43,254          30,494

Shares Used in Computing Diluted Pro Forma Net Income (Loss) per Share               51,663          30,494

PRO FORMA BASIC NET INCOME (LOSS) PER SHARE                                        $   0.00       $   (0.08)
PRO FORMA DILUTED NET INCOME (LOSS) PER SHARE                                      $   0.00       $   (0.08)
                                                                             ===============  ==============